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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                                    JCI GUARANTEE AGREEMENT dated as of May 20,
                           2003, between JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (the "Guarantor"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee, the Guarantor, Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("DCJ" and, together with the Guarantor, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, all obligations of DCJ:

                  (a) under the Credit Agreement, including (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to DCJ, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by DCJ under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of DCJ to the Secured Parties under the Credit Agreement and the other Loan Documents;

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                  (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of DCJ under or pursuant to the Credit Agreement and the other Loan Documents;

                  (c) unless otherwise agreed upon in writing by the counterparty thereto, for the due and punctual payment and performance of all obligations of DCJ, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof); and

                  (d) for the due and punctual payment and performance of all guarantee obligations of DCJ referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations");

provided, however, that no legal proceedings or other remedial actions to enforce the guarantee of the Obligations hereunder may be initiated or taken until the earlier to occur of (a) 30 days after written demand for payment or performance thereof has been made by the Collateral Agent to the Guarantor and
(b) an event specified in Section 7.01 of the Credit Agreement with respect to the Guarantor.

         The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to DCJ of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against DCJ or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         SECTION 3. Security. The Guarantor authorizes the Collateral Agent, for the ratable benefit of the Secured Parties, to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and
(c) release or substitute any one or more endorsees, other guarantors or other obligors.

         SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of DCJ or any other Person.

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         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

         SECTION 6. Defenses of DCJ Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of DCJ or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of DCJ, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent, for the ratable benefit of the Secured Parties, may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with DCJ or any other guarantor or exercise any other right or remedy available to them against DCJ or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

         SECTION 7. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of DCJ or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against DCJ arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of DCJ's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

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         SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of DCJ, the Guarantor or otherwise.

         SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein except with the written consent of the Collateral Agent (and any such attempted assignment shall be void).

         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.\

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         SECTION 13. Notices. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in
Section 9.02 of the Credit Agreement.

         SECTION 14. Survival of Agreement. All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 17. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                        JAFRA COSMETICS INTERNATIONAL, INC.,
                                        as Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands branch, as
                                        Collateral Agent,

                                           By: /s/  Karl M. Studer
                                               -------------------------------
                                               Name: Karl M. Studer
                                               Title: Director


                                           By: /s/  Jay Chall
                                               -------------------------------
                                               Name: Jay Chall
                                               Title: Director